                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 02:15 PM 04/29/1996
                                                         960123154 - 2616951


                          CERTIFICATE OF INCORPORATION

                                       OF

                        BKI ASSET MANAGEMENT CORPORATION


         FIRST:   The name of the Corporation is BKI Asset Management
Corporation (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is located at 900 Market Street, Second Floor, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at that address is Griffin Corporate Services, Inc.

         THIRD:   This purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; provided that the Corporation's activities shall be confined to the management and maintenance of its intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside Delaware, all as defined in, and in such manner to qualify for exemption from income taxation under, Section 1902(b)(8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law.

         FOURTH: The Corporation shall have authority to issue 1,000 shares of common stock, having a par value of $0.01 (one cent) per share.

         FIFTH:   The Corporation shall indemnify directors and officers of the
Corporation to the fullest extent permissible by law.

         SIXTH:   The directors of the Corporation shall incur no personal
liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that the directors of the Corporation shall continue to be subject to liability (i) for any breach of their duty of loyalty to the Corporation or to stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the directors derived any improper personal benefit. In discharging the duties of their respective positions, the board of directors, committees of the board, individual directors and individual officers may, in considering the best interest of the Corporation, consider the effects of any actions upon employees, suppliers and customers of the Corporation, communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. In addition, the personal liability of the directors shall further be eliminated or limited to the fullest extent permitted by any future amendments to Delaware General Corporation Law. No repeal or modification of this paragraph by the stockholders of the corporation shall adversely affect any right or protection of a director of the corporation by virtue of this paragraph at the time of such repeal or modification.

        SEVENTH:    The business and affairs of the Corporation shall be
managed by or under the direction of the board of directors, the number of members of which shall be set forth in the by-laws of the Corporation. The directors need not be elected by ballot unless required by the by-laws of the Corporation.

        EIGHTH:     Meetings of the stockholders will be held within the State of Delaware. The books of the Corporation will be kept (subject to the provisions contained in the General Corporation Law) in the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

        NINTH:      In the furtherance and not in limitation of the objects,
purposes and powers prescribed herein and conferred by the laws of the State Delaware, the board of directors is expressly authorized to make, amend and repeal the by-laws.

        TENTH:      The Corporation reserves the right to amend or repeal any
provision contained in the Certificate of Incorporation in the manner now or hereinafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to the reservation.

        ELEVENTH:   The Corporation shall have no power (i) to perform or omit to do any act that would cause the Corporation to lose its status as a corporation exempt from the Delaware Corporation income tax under Section 1902
(b)(8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law, or (ii) to conduct any activities outside of Delaware which could result in the Corporation being subject to tax outside of Delaware.

         TWELFTH:     The name and mailing address of the Incorporator is
Victoria L. Garrett, 900 Market Street, Wilmington, Delaware 19801.

         THIRTEENTH: The powers of the incorporation shall terminate upon election of directors.

         I, THE UNDESIGNED, being the Incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein started are true, and accordingly have hereunto set my hand this 29th day of April, 1996.


                                               /s/ Victoria L. Garrett
                                               ---------------------------------
                                               Victoria L. Garrett, Incorporator

                                                                 EXHIBIT 3.23(a)

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 02:25 PM 05/21/1997
                                                           971166262-2616951

                            CERTIFICATE OF AMENDMENT

                          CERTIFICATE OF INCORPORATION
                                       OF
                        BKI ASSET MANAGEMENT CORPORATION

         Pursuant to Section 242 of Title 8 of the Delaware Code of 1953, as amended, I, the undersigned, being a Director and the President of BKI Asset Management Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation, duly held and convened, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment advisable. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Article numbered Third of the Certificate of Incorporation be deleted in its entirety and the following be substituted in lieu thereof:

                  "THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; provided that the Corporation's activities shall be confined to the management and maintenance of its intangible investments, the collection and distribution of the income from such investments or from tangible property physically located outside Delaware, all as defined in, and in such manner to qualify for exemption from income taxation under,
         Section 1902(b)(8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law, and the incurrence of indebtedness (including without limitation the incurrence of guaranties of indebtedness of others) and the granting of liens and security interests in its assets as security for such indebtedness."

         SECOND: That this Certificate is filed pursuant to Section 242 of Title 8 of the Delaware Code, as amended.

         IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of May, 1997.


                                    /s/ Francis B. Jacobs, III
                                    ----------------------------------
                                    FRANCIS B. JACOBS, III
                                    DIRECTOR AND PRESIDENT